Table of Contents

As filed with the Securities and Exchange Commission on August 31, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-032767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(949) 453-3990

(Address and telephone number of registrant’s principal executive offices)

Jeremy Whitaker

Chief Financial Officer

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, California 92618

(949) 453-3990

(Name, address and telephone number of agent for service)

Copies to:

Kurt E. Scheuerman, Esq. Vice President & General Counsel Lantronix, Inc. 7535 Irvine Center Drive, Suite 100 Irvine, California 92618 (949) 453-3990	Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common stock, $0.0001 par value per share	–	–	$35,000,000	$4,357.50

(1)	This registration statement covers the registration of such indeterminate number of shares of common stock as may be offered and sold from time to time by the Registrant and the selling stockholders, which together shall have an aggregate initial offering price not to exceed $35,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the shares and is not specified pursuant to General Instruction II.D. of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 31, 2018

$35,000,000

LANTRONIX, INC.

Common Stock

We may from time to time offer and sell shares of our common stock in one or more offerings, and the selling stockholders to be named in a prospectus supplement may from time to time offer and sell shares of our common stock. The aggregate offering price of the shares of common stock sold pursuant to this prospectus will not exceed $35,000,000.

This prospectus provides a general description of the shares of common stock that we and the selling stockholders may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering. We will not receive any proceeds from the sale of our common stock by selling stockholders.

Any prospectus supplement that we or the selling stockholders provide to you may add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “LTRX.” On August 29, 2018, the last reported sale price for our common stock on the NASDAQ Capital Market was $5.40 per share. The aggregate market value of our outstanding common stock held by non-affiliates calculated in accordance with General Instruction I.B.6 of Form S-3 is approximately $63.1 million. We have not offered any securities pursuant to General Instruction I.B.6 during the prior twelve calendar month period that ends on the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell shares of our common stock in one or more offerings, and the selling stockholders to be named in a prospectus supplement may from time to time offer and sell shares of our common stock. The aggregate offering price of the shares of common stock sold pursuant to this prospectus will not exceed $35,000,000.

Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering. Any prospectus supplement that we or the selling stockholders provide to you may add, update or change information in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you.

The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus, as well as the risks and uncertainties described in any applicable prospectus supplement and in the documents that we incorporate by reference herein or therein.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof. These forward-looking statements relate to, among other things:

•	predictions about our earnings, revenues, margins, expenses or other financial matters;
•	forecasts of our financial condition, results of operations, liquidity position, or working capital requirements;
•	the impact of changes to our share-based awards and any related changes to our share-based compensation expenses;
•	the impact of future offerings and sales of our debt or equity securities;
•	the impact of changes in our relationships with our customers;
•	plans or expectations with respect to our product development activities, business strategies or restructuring and expansion activities;
•	demand and growth of the market for our products or for the products of our competitors;
•	the impact of pending litigation, including outcomes of such litigation;
•	the impact of our response to and implementation of recent accounting pronouncements and changes in tax laws on our consolidated financial statements and the related disclosures;
•	unexpected changes in regulatory requirements, taxes, trade laws and tariffs;
•	our ability to comply with certain financial obligations in our loan agreement;
•	sufficiency of our internal controls and procedures;
•	expectations and results related to our plans to realign and reallocate our personnel and other resources; and
•	assumptions or estimates underlying any of the foregoing.

We have based our forward-looking statements on management’s current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” on page 6 of this prospectus, as well as the risks and uncertainties described in any applicable prospectus supplement and in the documents that we incorporate by reference herein or therein. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business.

You should read this prospectus in its entirety, together with any accompanying prospectus supplements, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplements, in each case with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

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ABOUT THE COMPANY

Lantronix, Inc. (the “Company,” “Lantronix,” “we,” “our,” or “us”) is a global provider of secure data access and management solutions for Internet of Things (“IoT”) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than 25 years of experience in creating information technology management and machine to machine technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the IoT. Our connectivity solutions are deployed inside millions of machines and data centers serving a wide range of industries, including medical, security, industrial, transportation, retail, financial, environmental and government.

Our strategy is to leverage our networking and software development expertise to develop technologies that make it easier for our customers to participate in the IoT. We are primarily focused on the following market transitions:

•	the increasing role of wireless networks for IoT communication;
•	the desire to remotely access, monitor and manage machines and IT infrastructure assets; and
•	the increasing importance of security in IoT deployments.

We conduct our business globally and manage our sales teams by three geographic regions: the Americas; Europe, Middle East, and Africa; and Asia Pacific Japan.

Our principal executive offices are located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, and our telephone number is (949) 453-3990. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “LTRX.” We maintain a corporate website at www.lantronix.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

We were incorporated in California in 1989 and reincorporated in Delaware in 2000.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as filed with the SEC on August 23, 2018, which is incorporated by reference into this prospectus in its entirety, as well as the risks and uncertainties described in any prospectus supplement and any documents incorporated by reference herein or therein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks and uncertainties. In addition, the trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment. For more information, see the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference into this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference into this prospectus. For more information, see the heading “Special Note Regarding Forward-Looking Information.”

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USE OF PROCEEDS

Except as may be stated in any prospectus supplement, we intend to use the net proceeds we receive from the sale of our securities for general corporate purposes, which may include, among other things, working capital, repayment of indebtedness, financing of ongoing operating expenses, capital expenditures, and the financing of possible acquisitions. The specific allocations of the proceeds we receive from the sale of our securities will be described in any applicable prospectus supplement. Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending the uses described above, we plan to invest the net proceeds that we receive in this offering in short-term, investment-grade, interest-bearing securities.

We will not receive any proceeds from the sale of shares of our common stock by selling stockholders.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund our growth, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of the board of directors, subject to applicable laws and provisions of our organizational documents, after taking into account our financial condition, results of operations, capital requirements, general business conditions and other factors that the board of directors may deem relevant.

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THE SECURITIES WE MAY OFFER

We may from time to time offer and sell shares of our common stock in one or more offerings, and the selling stockholders to be named in a prospectus supplement may from time to time offer and sell shares of our common stock. The aggregate offering price of the shares of common stock sold pursuant to this prospectus will not exceed $35,000,000.

Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering.

We or the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under the heading “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”). The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to our previous SEC filings. For more information, see the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of August 29, 2018, there were 18,948,725 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we might designate in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of August 29, 2018, no shares of our preferred stock were outstanding. Each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock having general voting power and not separately as a class. The terms of any series of preferred stock will be set forth in an amendment to our Certificate of Incorporation. This prospectus does not cover the offer or sale of any shares of our preferred stock.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. Certain of these provisions are summarized below:

•	Under our Bylaws, only the board of directors, the chairperson of the board, the chief executive officer or president (in the absence of a chief executive officer) may call special meetings of stockholders.

•	Our Bylaws establish advance notice procedures for stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

•	We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

•	Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

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The amendment of many of the provisions described above would require approval by holders of at least 66 2/3% of the outstanding shares of our common stock.

NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “LTRX.” On August 29, 2018, the last reported sale price for our common stock on the NASDAQ Capital Market was $5.40 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services, LLC.

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SELLING STOCKHOLDERS

This prospectus also relates to the possible resale from time to time by certain of our stockholders, who we refer to in this prospectus as the selling stockholders, of shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus is a part, including shares that may be owned by our executive officers, directors and other affiliates.

Information about the selling stockholders, where applicable, including their identities, the number of shares of our common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder, and the number of shares of our common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference herein or therein, or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with us, or has otherwise had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

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PLAN OF DISTRIBUTION

We or any selling stockholders may sell the securities offered through this prospectus from time to time in any manner permitted by the Securities Act, including:

•	through agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	directly to purchasers, through a specific bidding or auction process or otherwise; and/or
•	through a combination of any of these methods.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling securities on behalf of us or the selling stockholders. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling stockholders, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time we or any selling stockholders sell securities, we or any selling stockholders will describe the method of distribution of the securities in the prospectus supplement relating to such transaction. The applicable prospectus supplement will describe the terms of the offering and will, to the extent applicable, describe or identify:

•	the purchase price of the securities;
•	the names of any underwriters or agents;
•	any compensation in the form of discounts, concessions, commissions or otherwise received from us or the selling stockholders by each such underwriter or agent and in the aggregate to all underwriters and agents;
•	the net proceeds from the sale of the securities;
•	if applicable, the names of the selling stockholders;
•	the amounts underwritten or to be sold through the agent;
•	the nature of the underwriter’s or agent’s obligation to take the securities; and
•	any delayed delivery arrangements.

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The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of the securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions; or
•	under delayed delivery contracts or other contractual commitments.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”). We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” (or similar heading) in the applicable prospectus supplement.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents by counsel we will name in any applicable prospectus supplement.

EXPERTS

Squar Milner LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Lantronix, Inc. included in our Annual Report on Form 10-K as of June 30, 2018 and 2017 and for the years then ended, as set forth in their report on our consolidated financial statements, which is incorporated by reference into this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Lantronix, Inc. are incorporated by reference in reliance on Squar Milner LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference into this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (our “Annual Report”), filed with the SEC on August 23, 2018 (including the portions of our Definitive Proxy Statement on Schedule 14A relating to our 2018 annual meeting of stockholders that will be incorporated by reference into our Annual Report upon filing in reliance upon General Instruction G.3 of Form 10-K);

•	Our Current Report on Form 8-K filed with the SEC on August 10, 2018; and

•	The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 2, 2000 (the “Form 8-A”), as well as the description of our common stock set forth in the Registration Statement on Form S-1, as amended (Filing No. 333-37508), which was originally filed with the SEC on May 19, 2000 (which description is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any document that is incorporated by reference into this prospectus. You may obtain a copy of these documents, at no cost, by contacting us using the following information: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: General Counsel.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

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$35,000,000

LANTRONIX, INC.

Common Stock

PROSPECTUS

__________, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of the various costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimated except for the SEC registration fee.

SEC registration fee		$4,357.50
FINRA filing fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total expenses	$	*

*	These fees and expenses depend on several factors, including the number of separate issuances of our common stock, and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted under Delaware law. The effect of this provision of our Certificate of Incorporation, as permitted by Section 145 of the Delaware General Corporation Law, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.

In addition, as permitted by Section 145, our Bylaws provide that we are required to indemnify our directors and officers and persons serving in these capacities in other business enterprises (including, for example, our subsidiaries) at our request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary. Our Bylaws also provide that we may, in our discretion, indemnify our employees and agents in circumstances where indemnification is not required by law. The rights conferred in the Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, executive officers and employees. We may not retroactively amend our Bylaw provisions in a way that reduces the protections of the directors, officers and employees who benefit from these provisions.

We have entered into indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed under Section 145 and our Bylaws, as well as certain additional procedural protections. We have also purchased directors’ and officers’ liability insurance that provides coverage against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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ITEM 16. EXHIBITS.

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s annual report on Form 10-K, filed on August 29, 2013).
3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s current report on Form 8-K, filed on November 15, 2012).
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, Amendment No. 1 filed on June 13, 2000).
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.±
23.1	Consent of Squar Milner LLP±
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1) ±
24.1	Power of Attorney (included on the signature page of this registration statement)±

_________________________

*	To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with a particular offering of the securities.
±	Filed herewith.

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ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 31, 2018.

LANTRONIX, INC.

By:	/s/ JEFFREY BENCK
Jeffrey Benck President, Chief Executive Officer and Director (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jeffrey Benck and Jeremy Whitaker, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JEFFREY BENCK	President, Chief Executive Officer and Director	August 31, 2018
Jeffrey Benck	(Principal Executive Officer)

/s/ JEREMY WHITAKER	Chief Financial Officer	August 31, 2018
Jeremy Whitaker	(Principal Financial and Accounting Officer)

/s/ BERNHARD BRUSCHA	Chairman of the Board of Directors	August 31, 2018
Bernhard Bruscha

/s/ BRUCE EDWARDS	Director	August 31, 2018
Bruce Edwards

/s/ PAUL FOLINO	Director	August 31, 2018
Paul Folino

/s/MARTIN HALE	Director	August 31, 2018
Martin Hale

/s/ HOSHI PRINTER	Director	August 31, 2018
Hoshi Printer

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